Exhibit 23.1


                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               98 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021
                         ------------------------------
                                 (516) 487-0110
                            Facsimile (516) 487-2928


                                                Member of the American Institute
                                                of Certified Public Accountants,
                                                SEC Practice Section

                                                Member of The New York State
                                                Society of Certified Public
                                                Accountants



Board of Directors
Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, New York 11234

         We hereby consent to the use of our reports dated February 25, 2002, appearing on pages F-2 and F-22 of Form 10-KSB of Polymer research Corp. of America for the fiscal year ending December 31, 2001.





                                                    Goldstein & Ganz, CPA's, PC

Great Neck, NY
February 25, 2002